Exhibit 10.2

Execution Version

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is made as of this June 14, 2022 by and between (i) LightJump One Founders, LLC, a Delaware limited liability company (“Sponsor”) (ii) Union Group Ventures Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (“UGVL”), (iii) Theo I SCSp, a special limited partnership (société en commandite spéciale) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 30, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies (registre de commerce et des sociétés) under number B 257706 (“Theo”, and together with UGVL, “Owners”), (iv) LightJump Acquisition Corporation (“SPAC”), a Delaware corporation, (v) Moolec Science Limited, a private limited company incorporated under the laws of England and Wales (“Target”), (vi) Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (“Holdco”) and (vii) UG Holdings, LLC, a limited liability company incorporated under the laws of the state of Delaware (“UG Holdings”). Each of Sponsor, UGVL, Theo, SPAC, Target, Holdco and UG Holdings is herein referenced as a “Party” and collectively, the “Parties.”

WHEREAS, Sponsor is a controlling stockholder of SPAC, which was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business;

WHEREAS, Owners own equity in Target;

WHEREAS, this Agreement is being entered into concurrently and in connection with that certain business combination agreement (as it may be amended from time to time, the “Acquisition Agreement”), dated as of the date hereof, pursuant to which the Owners and other shareholders of Target shall exchange their equity in Target with equity of Holdco and, thereafter, SPAC will merge with and into a wholly-owned subsidiary of Holdco, with SPAC stockholders receiving shares of Holdco (and an indirect ownership interest in Target) in exchange for their securities in SPAC as a result of such merger (collectively the foregoing, the “Business Combination”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Acquisition Agreement;

WHEREAS, (i) Owners are the beneficial owners of a majority of the outstanding securities of Target and, as such, desire to complete the Business Combination and (ii) Sponsor is a controlling stockholder of SPAC and, as such, desires to complete the Business Combination;

WHEREAS, to facilitate the closing of the Business Combination (the “Closing”) under the Acquisition Agreement, if (i) the Net Available Assets (as defined in the Acquisition Agreement) determined as of the Redemption Closing Time (as defined in the Acquisition Agreement) minus (ii) the aggregate amount of the EarlyBird Fees (as defined in the Acquisition Agreement) is less than $10,000,000 (the “Minimum Cash Amount”), each of Sponsor, UGVL and Theo has agreed to, on a several (and not joint) basis in accordance with the percentage set forth across each such person’s name on Exhibit A (the “Applicable Percentage”), backstop an aggregate amount up to the Minimum Cash Amount in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I. The Backstop Agreements

Section 1.01 Backstop Amount

(a)	On the date that is two (2) Business Days prior to the date of the Redemption Closing Time, Sponsor and SPAC shall send a notice to each Owner (the “Notice”) specifying: (i) SPAC’s good faith estimate of the amount of the Net Available Assets; (ii) based on such estimates, the amount (if any) by which such Net Available Assets is less than the Minimum Cash Amount (such difference as specified in the Notice, the “Backstop Amount”), provided that the Backstop Amount shall not be greater than the Minimum Cash Amount; and (iii) whether Sponsor will exercise the Election (as defined below), and if Sponsor opts to exercise such Election, the amount of Sponsor’s Contribution Commitment (as defined below) that Sponsor shall elect to have Owners fund (such amount, the “Election Amount”).

(b)	Subject to the terms and conditions set forth herein, if the Backstop Amount as specified in the Notice is a positive amount, then, immediately prior to the Closing, each of Sponsor, UGVL and Theo hereby agrees to contribute to SPAC such Party’s Applicable Percentage of the Backstop Amount (with respect to such Party, such Party’s “Contribution Commitment”).

(c)	Each of Sponsor and Owners may make their Contribution Commitment (and any Owner Percentage contributed as a result of Sponsor’s exercise of the Election) (the person making such Contribution Commitment, including any Owner Percentage of the Election amount, the (“Contributor”) in any combination of the following:

(i)	in cash in immediately available funds contributed to Holdco immediately prior to Closing, provided that such funding shall be subject to Section 1.01(d);

(ii)	by arranging for and obtaining written commitments with SPAC Stockholder seeking to exercise their Redemption Rights (collectively, the “Redeeming Stockholders”) to reverse such exercise (“Redemption Reversals”) such that Owners or Sponsor, as applicable, shall pay to such Redeeming Stockholders an amount in cash equal to the value of such Redeeming Stockholders’ SPAC Common Stock (with such SPAC Common Stock being valued at $10.00 per share) in exchange for the transfer of such Redeeming Stockholders’ right, title and interest in such SPAC Common Stock to the Owners; provided that, such Redemption Reversal commitments shall be effective (and the Contributor may elect to its Contribution Commitment pursuant to this Section 1.01(c)(ii) only) if the applicable Redeeming Stockholder agrees in writing to deliver to each Contributor, as soon as practicable after the Closing Date, evidence that the SPAC Common Stock to be transferred to such Owner were transferred in book-entry form to the name of such Contributor (or its designee in accordance with delivery instructions), free and clear of any Liens (other than those arising under applicable securities laws), in the name of such Contributor (or its designee in accordance with its delivery instructions), as of immediately prior to the Closing; and

(iii)	by arranging for and obtaining written commitments from Redeeming Stockholders to exercise Redemption Reversals (subject to the limitations in the manner contemplated by Section 1.01(c)(ii)) in exchange for such Contributor’s guarantee of payment or other agreed form of consideration to be agreed by such Contributor and such Redeeming Stockholders.

(d)	At the Closing, with respect to any Contributor’s contribution that is made in cash pursuant to Section 1.01(c)(i), Holdco will issue a number of Holdco ordinary shares with value equal to such Contributor’s Contribution Commitment, with each Holdco ordinary share being valued at $10.00 per share. To the extent any Contributor is entitled to receive Holdco ordinary shares pursuant to this Section 1.01(d), each party hereto will take all necessary and required steps and execute any reasonable requested documentation required to effect the issuance. As soon as possible after the Closing Date, Holdco shall deliver to each Contributor evidence of the issuance of such Holdco ordinary shares issued pursuant to the foregoing. For illustrative purposes and as an example, if (i) the Contributors are required to contribute $10,000,000, (ii) Sponsor makes the Election with respect to the full amount its Contribution Commitment and (iii) each Owner desires to make its contributions, which means the Contribution Commitment plus its Owner Percentage of the Election Amount, in cash only, then each Owner shall receive Holdco ordinary shares with respect to $2,500,000 of cash contributions plus the Owner Percentage of the Election Amount of cash contributions and each Owner shall receive SPAC Common Stock from the SPAC Sponsor with respect to the Election Amount contributed in accordance with Section 1.02.

Section 1.02 Election

(a)	Notwithstanding anything to the contrary in Section 1.01, but subject to this Section 1.02, Sponsor shall be able to elect (the “Election”) to have Owners fund all or any portion of Sponsor’s Contribution Commitment. Sponsor’s exercise of its Election is subject to the following terms and conditions:

(i)	If Sponsor exercises its Election, Sponsor shall only be required to (A) fund an amount in cash equal to the amount of its Contribution Commitment minus the Election Amount in order to satisfy its Contribution Commitment and (B) transfer to each Owner the Transferred Shares (as defined below) as consideration. For the avoidance of doubt, if Sponsor has elected for Owners to fund all of Sponsor’s Contribution Commitment, Sponsor shall not be required to fund any cash in respect of its Contribution Commitment; and

(ii)	If Sponsor exercises its Election, (A) each Owner shall be required to fund 50% (or another percentage as mutually agreed to between Owners prior to the Closing, with such percentage herein referenced as the “Owner Percentage”) of the Election Amount in accordance with Section 1.01(b) immediately prior to the Closing, and such amount shall be deemed to be added to such Owner’s Contribution Commitment (required to be funded by such Owner pursuant to Section 1.01(a)) and (B) immediately prior to the Closing, Sponsor will transfer to each Owner a number of SPAC Common Stock equal to (x) Sponsor’s Contribution Commitment for which the Election has been made, divided by (y) $10.00, multiplied by (z) such Owner’s Owner Percentage (the “Transferred Shares”). For the avoidance of doubt, the Transferred Shares will be in addition to any Holdco ordinary shares or SPAC Common Stock that each Owner may receive pursuant to Section 1.01(c) with respect to the funding of such Owner’s Contribution Commitment (including such Owner’s Owner Percentage of the Election Amount). Each party will take all necessary and required steps and execute any reasonable requested documentation required to effect the issuance.

(b)	Each of Sponsor and SPAC shall execute any reasonable requested documentation required to effect the foregoing transfer. As soon as possible after the Closing Date, SPAC shall deliver to each Owner (A) evidence that the Transferred Shares were transferred in book-entry form, free and clear of any Liens (other than those arising under applicable securities laws), in the name of such Owner (or its designee in accordance with its delivery instructions), as of immediately prior to the Closing and (B) any other reasonably requested evidence showing such Owner as the owner of the Transferred Shares on and as of the Closing. Owners agree not to exercise, and hereby irrevocably waives, any right of redemption that such Owner may have with respect to any SPAC Common Stock that it may acquire under this Agreement.

(c)	Each of the parties hereby agree that the below are examples illustrating the application of Sections 1.01 1.02:

(i)	if (A) the Contributors are required to contribute $10,000,000, (ii) Sponsor makes the Election with respect to the full amount its Contribution Commitment and (iii) each Owner arranges for $3,000,000 of contributions to be made by Reversal Commitments pursuant to Section 1.01(c)(ii) or (iii) and makes $2,000,000 of contributions in cash, each Owner shall receive $3,000,000 worth of SPAC Common Stock from the Redeeming Stockholders (valued at $10.00/share), $2,000,000 worth of Holdco ordinary shares pursuant to Section 1.01(d) and $2,500,000 worth of SPAC Common Stock from Sponsor pursuant to this Section 1.02;

(ii)	if (A) the Contributors are required to contribute $10,000,000, (ii) Sponsor makes the Election with respect to the full amount its Contribution Commitment and (iii) each Owner makes the entire $5,000,000 of contributions in cash, each Owner shall receive $5,000,000 worth of Holdco ordinary shares pursuant to Section 1.01(d) and $2,500,000 worth of SPAC Common Stock from Sponsor pursuant to this Section 1.02; and

(iii)	if (A) the Contributors are required to contribute $10,000,000, (ii) Sponsor makes the Election with respect to the full amount its Contribution Commitment and (iii) each Owner arranges for $1,000,000 of contributions to be made by Reversal Commitments pursuant to Section 1.01(c)(ii) or (iii) and makes $4,000,000 of contributions in cash, each Owner shall receive $1,000,000 worth of SPAC Common Stock from the Redeeming Stockholders (valued at $10.00/share) pursuant to Section 1.01(c)(ii) or (iii), $4,000,000 worth of Holdco ordinary shares pursuant to Section 1.01(d); and $2,500,000 of SPAC Common Stock from Sponsor pursuant to this Section 1.02.

Section 1.03 Conditions to the Parties’ Obligations

(a)	The transactions contemplated by this Agreement are conditioned on the substantially simultaneous occurrence of the Closing. All conditions precedent to the Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Closing but subject to satisfaction or waiver thereof). In the event that the Parties have funded the Contribution Commitments or transferred the Transferred Shares pursuant to the terms of this Agreement and the Closing does not occur within two (2) Business Days of such funding and transfer, each of the Parties shall cause such contributions, funding, and transfers to be voided, returned and otherwise unwound with no liability to any Party; provided that such voiding, return or unwinding does not terminate any Party’s obligations under this Agreement unless this Agreement is otherwise validly terminated in accordance with the terms of this Agreement.

(b)	There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated herein.

Section 1.04 Certain Acknowledgements and Agreements

(a)	Each of Holdco, Target, and Owners (collectively, the “Owner Parties”) agrees that it shall not allege the failure of any closing condition based on the SPAC’s Redemption obligations, its payment of any SPAC Transaction Expenses or the amount of cash held by the SPAC at the Closing, any breach by SPAC or Sponsor of the Acquisition Agreement relating to the foregoing or seek to terminate the Acquisition Agreement for any failures relating to any of the foregoing (whether such failure occurs by any particular date or otherwise) in the event that any of the Owner Parties breaches its obligations under this Agreement.

(b)	Each of Sponsor, the SPAC (collectively, the “Sponsor Parties”) agrees that it shall not allege the failure of any closing condition based on any breach by Target of the Acquisition Agreement relating to the foregoing or seek to terminate the Acquisition Agreement for any failures relating to any of the foregoing (whether such failure occurs by any particular date or otherwise) in the event that any of the Sponsor Parties breaches its obligations under this Agreement.

(c)	Owners hereby agrees that neither of them, nor any of their respective affiliates, nor any person or entity acting on their respective behalf or pursuant to any understanding with either Owner, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of SPAC prior to the Closing or the earlier termination of this Backstop Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)	While Owners or Target controls the operations of Holdco, such Party shall cause Holdco to take the actions required of Holdco under the terms of this Agreement. While Sponsor controls the operations of SPAC, Sponsor shall cause SPAC to take the actions required of SPAC under the terms of this Agreement.

Section 1.05 The UG Holdings Shares

In accordance with Section 9.03(f) of the Acquisition Agreement, concurrently with the Closing, Sponsor shall have transferred to UG Holdings, LLC (or its designated affiliate) 1,035,000 shares of SPAC Common Stock owned by the Sponsor.

Article II. Sponsor And SPAC Representations And Warranties

Each of Sponsor and SPAC hereby represents and warrants to Owners on the date hereof and as of the Closing that:

Section 2.01 Organization

Such Party is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention

This Agreement has been validly authorized, executed and delivered by such Party and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any organizational document governing such Party or any other agreement, contract or instrument to which such Party is a party which would prevent such Party from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such Party is subject.

Section 2.03 Governmental Approvals

All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of such Party required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 2.04 No Brokers

No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of such Party that will be entitled to any fee or commission for which Holdco or Owners will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.05 No Litigation

There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting such Party or any of such Party’s properties or rights that affects or would reasonably be expected to affect such Party’s ability to consummate the transactions contemplated by this Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against such Party or any of such Party’s properties or rights that affects or would reasonably be expected to affect such Party’s ability to consummate the transactions contemplated by this Agreement.

Section 2.06 Securities Law Compliance

In connection with the offer, sale and delivery of the Transferred Shares in the manner contemplated by this Agreement, no registration under the Securities Act is required for the offer and sale of the Transferred Shares by SPAC to Owners. The Transferred Shares (i) were not offered to Owners by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

Section 2.07 Transferred Shares

The Transferred Shares are validly issued, fully paid and on transfer will be free of pre-emptive rights and clear of any Liens or other restrictions on transfer of title, (other than those arising under applicable securities laws).

Article III. Representations and Warranties of the Owners

Each of the Owner Parties hereby represents and warrants to SPAC and Sponsor on the date hereof and as of the Closing that:

Section 3.01 Organization

Such Party is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Such Party has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention

This Agreement has been validly authorized, executed and delivered by such Party and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any organizational document governing such Owner Party or any other agreement, contract or instrument to which such Party is a party which would prevent such Party from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such Party is subject.

Section 3.03 Governmental Approvals

All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of such Party required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 Sophisticated Parties

Such Party is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of SPAC Common Stock.

Section 3.05 No Brokers

No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of such Party that will be entitled to any fee or commission for which SPAC or Sponsor will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance

Such Party has been advised that the offer and sale of the SPAC Common Stock by Sponsor has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the SPAC Common Stock to be transferred to such Party at the Closing (if applicable) can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. Such Party understands that the Transferred Shares will be considered to be “restricted securities” under the Securities Act, and that, therefore, such Party will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. Such Party is acquiring the SPAC Common Stock for such Party’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Party represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that such Party is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act. Each Owner acknowledges that SPAC and Sponsor may possess or have access to material non-public information which has not been and will not be communicated to Owners.

Article IV. Miscellaneous

Section 4.01 Termination

This Agreement shall terminate on the earlier of (i) the mutual written agreement of all of the Parties, and (ii) the date the Acquisition Agreement is terminated pursuant to the terms and conditions thereof; provided that nothing herein will relieve any Party from liability for any willful and material breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

Section 4.02 Counterparts; Electronic Mail

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via electronic mail, and any such executed electronic mail copy shall be treated as an original.

Section 4.03 Governing Law

This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of Delaware. Each of the Parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the chancery courts located in the City of Wilmington, Delaware, then to such other court in the State of Delaware as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 4.04 Remedies Cumulative

Each of the Parties acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another Party, money damages may be inadequate with respect to any such breach and the non-breaching Party may have no adequate remedy at law. It is accordingly agreed that each of the Parties shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other Party or Parties of any covenant or agreement of such other Party contained in this Agreement. Accordingly, each of the Parties hereby agrees to waive (i) any requirement for the posting of any bond in connection with such request for an injunction, (ii) its right to assert any counterclaims and (iii) its right to assert set-off as a defense.

Section 4.05 Severability

If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 4.06 Binding Effect; Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

Section 4.07 Headings

The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 4.08 Entire Agreement; Changes in Writing

This Agreement constitutes the entire agreement among the Parties and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the Parties relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by all of the Parties.

Section 4.09 Further Assurances

If at any time any of the Parties shall consider or be advised that any further documents or actions are necessary or desirable to fund the Contribution Commitment or to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Transferred Shares or under or otherwise pursuant to this Agreement, the Parties shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Transferred Shares or under or otherwise pursuant to this Agreement.

Section 4.10 Waiver of Claims Against Trust

(a)	Reference is made to the final prospectus of SPAC, filed with the Securities and Exchange Commission on January 12, 2021 (the “Prospectus”). Each Owner Party warrants and represents that it has read the Prospectus and understands that SPAC has established a trust account containing the proceeds of its initial public offering (“IPO”) and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of SPAC’s public stockholders and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund, SPAC may disburse monies from the Trust Fund only under limited circumstances as set forth in the Prospectus.

(b)	For and in consideration of SPAC’s and Sponsor’s execution of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Owner Party hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between SPAC or Sponsor, on one hand, and any Owner Party, on the other hand, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Each Owner Party hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or Sponsor and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Each Owner Party agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and Sponsor to induce it to enter in this Agreement, and each Owner Party further intends and understands such waiver to be valid, binding and enforceable under applicable law. This Section 5.10 (Waiver of Claims against Trust) shall survive the termination of this Agreement for any reason.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Union Group Ventures Limited

By:	/s/ Oscar Alejandro León Bentancor
Name:	Oscar Alejandro León Bentancor
Title:	Sole Director

Theo Partners S.á r.l on behalf of THEO I SCSp as its general partner

By:	/s/ Federico Trucco
Name:	Federico Trucco
Title:	Director

By:	/s/ Guillermo Reekstin
Name:	Guillermo Reekstin
Title:	Director

LightJump One Founders, LLC

By:	/s/ Robert M. Bennett
Name:	Robert M. Bennett
Title:	Chief Executive Officer

LightJump Acquisition Corporation

By:	/s/ Robert M. Bennett
Name:	Robert M. Bennett
Title:	Chief Executive Officer

Moolec Science Limited

By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Director

Moolec Science SA

By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Class A Director

UG Holdings, LLC

By:	/s/ Kyle P. Bransfield
Name:	Kyle P. Bransfield
Title:	Member

[Signature Page to Backstop Agreement]

Exhibit A

Applicable Percentage

Entity	Applicable Percentage
Sponsor	50%
UGVL	25%
Theo	25%